EXHIBIT 16.1

Patrick Rodgers, CPA, PA
309 E. Citrus Street
Altamonte Springs, FL 32701

January 21, 2014

Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

Double Crown Resources, Inc. has made available to me a copy of its Current Report on Form 8-K, dated January 21, 2014 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA
Altamonte Springs, FL 32701